                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                            -------------------

                                SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                            -------------------

                            (Amendment No. ___)

[x]  Filed by the Registrant

[_]  Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           BERG ELECTRONICS CORP.
- ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


- ---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE  (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
     6(i)(2) or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: $
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                             BERG ELECTRONICS CORP.
                              101 South Hanley Road
                            St. Louis, Missouri 63105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 5, 1996

                          ----------------------------

               NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Berg Electronics Corp., a Delaware corporation (the "Corporation"), will be held on Monday, August 5, 1996, at 1:00 p.m., local time, at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri for the following purposes:

               1.   To elect two (2) Class I directors; and

               2. To transact such other business as may properly come before the meeting or any adjournment thereof.

               The transfer books will not be closed, but only stockholders of record at the close of business on June 14, 1996, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the offices of the Corporation during the ten days preceding the meeting and will also be available for inspection at the meeting.

               You are cordially invited to attend the meeting. Even if you plan to attend, you are respectfully requested to date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope. You may revoke your proxy at any time prior to exercise.


                                   By Order of the Board of Directors,


                                   W. Thomas McGhee
                                   Secretary

     St. Louis, Missouri
     July 3, 1996

     IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             BERG ELECTRONICS CORP.
                              101 South Hanley Road
                            St. Louis, Missouri 63105

                         -------------------------------

                                 PROXY STATEMENT
                                  July 3, 1996

                         -------------------------------

                               GENERAL INFORMATION

               This proxy statement is furnished to the stockholders of Berg Electronics Corp., a Delaware corporation (hereinafter referred to as the "Corporation"), in connection with the solicitation by the Corporation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m., local time, on Monday, August 5, 1996, at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri, and at any and all adjournments thereof. This proxy statement, together with the enclosed form of proxy, is being first mailed to the stockholders of the Corporation on or about July 3, 1996. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

               A person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary of the Corporation in person, or by written notification actually received by the Secretary (including by delivery of a later dated proxy card), at any time prior to its being exercised. You may also revoke a previously given proxy by appearing and voting at the meeting. Your appearance at the meeting will not, in and of itself, constitute a revocation of any proxy previously given. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the Class I director nominees recommended by the Board of Directors and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

               The Corporation will bear the cost of preparing, printing and mailing this proxy statement and of soliciting the proxies sought hereby. In addition to the use of the mails, solicitation may be made in person or by telephone, facsimile transmission or otherwise by officers, directors and regular employees of the Corporation, who will not receive additional compensation for those services. It may be that further solicitation of proxies will be made by telephone or oral communication with some stockholders of the Corporation following the original solicitation. All such further solicitations will be made by regular employees and officers of the Corporation, who will not be additionally compensated therefor, and the cost will be borne by the Corporation.

              VOTING SECURITIES OUTSTANDING, SECURITY OWNERSHIP OF
                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

               As of June 14, 1996, the Corporation had 19,050,251 shares of common stock, par value $.01 per share (the "Common Stock"), and 1,420,787 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), issued and outstanding. Each share of Common Stock and Class A Common Stock entitles the holder thereof to
     one vote.   Only stockholders of record at the close of business on
     June 14, 1996, will be entitled to notice of, and to vote at, the Annual Meeting.

               The following table sets forth certain information regarding the beneficial ownership of the voting securities of the Corporation as of June 14, 1996, by (i) each person who is known by the Corporation to beneficially own more than 5% of any class of the Corporation's voting securities; (ii) the directors and certain executive officers of the Corporation, individually; and (iii) by the directors and all executive officers of the Corporation as a group. Except as otherwise indicated below, the table set forth below does not give effect to the conversion of any shares of Class A Common Stock into shares of Common Stock.



                                                                   Shares Beneficially Owned
                                          -------------------------------------------------------------------------
                                                  COMMON STOCK               CLASS A COMMON STOCK
                                          ---------------------------    ---------------------------
                                            Number of      Percent of      Number of      Percent of      Percent of
                                             Shares          Class           Shares          Class          Total
                                          ------------    ------------   ------------    ------------   ------------

         5% STOCKHOLDERS:
         HM Parties (1)  . . . . . . .        9,624,026      50.5%                  --        --              47.0%
         c/o Hicks, Muse, Tate & Furst
         Incorporated
         200 Crescent Court
         Suite 1600
         Dallas, Texas  75201
         DIRECTORS AND OFFICERS:
           James N. Mills(2) . . . . .           19,300        *             1,420,787      100.0%             7.0%
           Thomas O. Hicks(1)  . . . .        9,624,026      50.5%                  --        --              47.0%
           Charles W. Tate(3)  . . . .           79,074        *                    --        --                *
           Richard W. Vieser(4)  . . .           58,660        *                    --        --                *
           Kenneth F. Yontz(5) . . . .           48,660        *                    --        --                *
           Robert N. Mills . . . . . .               --        --              223,914       15.8%             1.1%
           David M. Sindelar(6)  . . .           15,000        *               234,065       16.5%             1.2%
           W. Thomas McGhee  . . . . .            1,000        *                36,496        2.6%              *
           Timothy L. Conlon(7)  . . .           13,665        *                    --        --                *
           All directors and executive
             officers as a group (11
             persons)(8) . . . . . . .        9,873,333      51.6%           1,420,787      100.0%            55.0%
             c/o Berg Electronics Corp.
             101 South Hanley Road
             St. Louis, Missouri 63105

        -------------------
        *        Represents less than 1%

        (1)      Includes (i) 2,927,569 shares owned of record by HM/Berg Partners, L.P., a limited partnership of which the sole general partner is HMC Partners, L.P. ("HMC Partners"), a limited partnership of which
                 Hicks, Muse, Tate & Furst Incorporated ("Hicks, Muse") serves as the managing general partner; (ii)
                 5,607,364 shares owned or record by HM/Connectors, L.P., a limited partnership of which the sole general partner is HMC Partners; (iii) 491,532 shares owned of record by HM/Berg/DB Partners, L.P., a limited partnership of which the sole general partner is HMC Partners; (iv) 122,883 shares owned of record by HM/Berg/TCL Partners, L.P., a limited partnership of which the sole general partner is HMC
                 Partners; (v) 245,766 shares owned of record by HM/Berg/FC Partners, L.P., a limited partnership of which the sole general partner is HMC Partners; (vi) 61,591 shares owned of record by Thomas O.
                 Hicks; (vii) 165,984 shares owned of record by six children's trusts of which Mr. Hicks serves as trustee; and (viii) 1,337 shares owned of record by two employees of Hicks, Muse and subject to an irrevocable proxy in favor of Mr. Hicks.  Mr. Hicks is the controlling stockholder of Hicks, Muse and serves as Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and
                 Secretary of Hicks, Muse.  Accordingly, Mr. Hicks may be deemed to be the beneficial owner of Common Stock held by HM/Berg Partners, L.P., HM/Connectors, L.P., HM/Berg/DB Partners, L.P.,
                 HM/Berg/TCL Partners, L.P. and HM/Berg/FC Partners, L.P.  John R. Muse, Charles W. Tate, Jack D.
                 Furst, Lawrence D. Stuart, Michael J. Levitt and Alan B. Menkes are officers, directors and minority stockholders of Hicks, Muse and as such may be deemed to share with Mr. Hicks the power to vote or dispose of Common Stock held by HM/Berg Partners, L.P., HM/Connectors, L.P., HM/Berg/DB Partners,
                 L.P., HM/Berg/TCL Partners, L.P. and HM/Berg/FC Partners, L.P.  Each of Messrs. Hicks, Muse, Tate,
                 Furst, Stuart, Levitt and Menkes disclaims the existence of a group and disclaims beneficial ownership of shares of Common Stock not owned of record by him.

        (2)      Includes 19,300 shares of Common Stock and 760,654 shares of Class A Common Stock owned of record by
                 James N. Mills, and 660,133 shares of Class A Common Stock that Mr. Mills has the power to vote by proxy.

        (3)      Includes 52,717 shares owned of record by Mr. Tate and 26,357 shares owned of record by the Charles
                 W. Tate 1992 Trust.

        (4)      Includes 24,330 shares owned of record by Mr. Vieser, 10,000 shares owned of record by Mr. Vieser's spouse and 24,330 shares of Common Stock subject to options that are exercisable within 60 days.  Mr.
                 Vieser disclaims beneficial ownership of shares of Common Stock not owned of record by him.

        (5)      Includes 24,330 shares owned of record by Mr. Yontz and 24,330 shares of Common Stock subject to options that are exercisable within 60 days.

        (6)      Includes 15,000 shares of Common Stock and 197,569 shares of Class A Common Stock owned of record by
                 Mr. Sindelar, and 36,496 shares of Class A Common Stock owned of record by two children's trusts of which Mr. Sindelar serves as trustee.  Mr. Sindelar disclaims beneficial ownership of shares of
                 Common Stock not owned of record by him.

        (7)      Includes 1,500 shares of Common Stock owned of record by three minor children of which Mr. Conlon is the custodian, and 12,165 shares of Common Stock subject to options that are exercisable within 60 days.

        (8)      Includes 71,773 shares of Common Stock subject to options that are exercisable within 60 days.


                     PROPOSAL FOR THE ELECTION OF DIRECTORS

               Action will be taken at the Annual Meeting for the election of two Class I directors each of whom will serve for a three-year term. The Corporation does not have a nominating committee; the Board of Directors has nominated the persons named below to stand for election as Class I directors at the Annual Meeting. Each of the persons nominated presently serves as a Class I director of the Corporation. Also listed below are each of the Class II and Class III directors whose terms will continue after the meeting. It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the Class I director nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorney-in-fact will vote FOR such substitute nominees as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office for their respective terms and until their respective successors are elected and qualified.

          CLASS I DIRECTORS - TERMS EXPIRE 1999

               Richard W. Vieser (Age 68) is a director of the Corporation and its wholly-owned subsidiary, Berg Electronics Group, Inc. ("Berg"), and has held such positions since April 1993. Mr. Vieser is the retired Chairman of the Board, Chief Executive Officer and President of Lear Siegler, Inc., a diversified manufacturing company, the former Chairman of the Board and Chief Executive Officer of FL Industries, Inc. and FL Aerospace (formerly, Midland-Ross Corporation), also diversified manufacturing companies, and the former President and Chief Operating Officer of McGraw-Edison Co., a company engaged in the electronic, industrial, commercial and automotive industries. He is also a director of Ceridian Corporation (formerly, Control Data Corporation), Dresser Industries, Inc., INDRESCO, Inc., Sybron International Corporation and Varian Associates, Inc.

               Kenneth F. Yontz (Age 51) is a director of the Corporation and Berg and has held such positions since March 1994. Mr. Yontz is the Chairman, President and Chief Executive Officer of Sybron International Corporation, a manufacturer and marketer of laboratory apparatus products, dental sundry supplies and orthodontic appliances. Prior to joining Sybron International Corporation, Mr. Yontz was Group Vice President and Executive Vice President of the Allen Bradley Company. Mr. Yontz also held various managerial and professional positions with Chemetron from 1974 to 1980 and at Ford Motor Company from 1966 to 1974. Mr. Yontz is also a director of Playtex Products, Inc. and Thompson Minwax.

          CLASS II DIRECTORS - TERMS EXPIRE 1997

               Robert N. Mills (Age 54) is President, Chief Operating Officer and a director of the Corporation and President, Chief Executive Officer and a director of Berg. Mr. Mills has served as President of the Corporation since June 1995, and as Chief Operating Officer of the Corporation and as President and Chief Executive Officer of Berg since March 1993. Mr. Mills has served as a director of each of the Corporation and Berg since February 1996. Mr. Mills served as a Vice President of the Corporation from March 1993 through June 1995. Mr. Mills is a Vice President of Mills & Partners, Inc., an investment and management services firm. Prior to joining the Corporation and Berg in March 1993, Mr. Mills was Vice President of Thermadyne Industries, Inc. and President of Stoody Deloro Stellite, which positions he held from February 1990 and July 1989, respectively. Prior thereto, he served as President, Chief Operating Officer and Director of Tridex Corporation from 1987 to 1989 and Vice President and General Manager of Elco Corporation, a subsidiary of Wickes Manufacturing Company, from 1983 to 1987. Robert N. Mills is the brother of James N. Mills.

               Charles W. Tate (Age 51) is a director of the Corporation and Berg and has held such positions since April 1993. Mr. Tate is a Managing Director and Principal of Hicks, Muse, a private investment firm in Dallas and New York specializing in strategic investments, leveraged acquisitions and recapitalizations. Before joining Hicks, Muse in 1991, Mr. Tate had over 19 years of experience in investment and merchant banking with Morgan Stanley & Co. Incorporated, including ten years in the mergers and acquisitions department and the last two and one-half years as a managing director in Morgan Stanley's merchant banking group. Mr. Tate serves as a director of The Morningstar Group Inc., Heileman Holding Company, Heritage Brands, Inc., DESA Holdings Corporation, Hat Brands, Inc. and International Wire Holding Company.

          CLASS III DIRECTORS - TERMS EXPIRE 1998

               James N. Mills (Age 58) is Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of Berg and has held such positions since November 1992. Mr. Mills also served as President of the Corporation from November 1992 through June 1995. Mr. Mills is the Chairman, President and Chief Executive Officer of Mills & Partners, Inc. Mr. Mills is also Chairman of the Board and Chief Executive Officer of International Wire Holding Company and International Wire Group, Inc. and Chairman of the Board and Chief Executive Officer of Crain Holdings Corp. and Crain Industries, Inc. Mr. Mills was Chairman of the Board and Chief Executive Officer of Jackson Holding Company and Jackson Products, Inc. from February 1993 through August 1995. Mr. Mills was Chairman of the Board and Chief Executive Officer of Thermadyne Holdings Corporation from February 1989 through February 1995 and Chairman of the Board and Chief Executive Officer of Thermadyne Industries, Inc.

     from 1987 to 1995. Mr. Mills was Executive Vice President of McGraw-Edison Company from 1978 to 1985 and served as Industrial Group President and President of the Bussmann Division of the McGraw-Edison Company from 1980 to 1984. Mr. Mills also serves as a director of Hat Brands Holding Corporation. James N. Mills is the brother of Robert
     N. Mills.

               Thomas O. Hicks (Age 50) is a director of the Corporation and has held such position since November 1992. Mr. Hicks has also served as a director of Berg since April 1993. Mr. Hicks is Chairman of the Board and Chief Executive Officer of Hicks, Muse. From 1984 to May 1989, Mr. Hicks was Co-Chairman of the Board and Co-Chief Executive Officer of Hicks & Haas Incorporated, a private investment firm. Mr. Hicks serves as a director of Life Partners Group, Inc., Chancellor Broadcasting Company, Sybron International Corporation and Neodata Corporation.


                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

               The Corporation has a standing Audit Committee, which was formed in October 1995 and the members of which are Messrs. Vieser and Yontz. No meetings were held by the Audit Committee for the period commencing October 1995 through December 31, 1995. During fiscal year 1995, the functions of the Audit Committee were performed by the entire Board of Directors. The principal functions to be performed by the Audit Committee will be nomination of the independent auditors of the Corporation, review of the proposed scope of the independent audit and the results thereof, review with management personnel of the independent auditors' observations on financial policy, controls and personnel and consultation with the chief financial officer of the Corporation concerning the audit.

               The Corporation has a standing Compensation and Stock Option Committee (the "Compensation Committee"), which was established in August 1995. No meetings were held by the Compensation Committee for the period commencing August 1995 through December 31, 1995. During fiscal year 1995, the entire Board of Directors performed the functions of the Compensation Committee. The initial members of the Compensation Committee were Messrs. James N. Mills, Hicks and Vieser. In June 1996, the composition of the Compensation Committee changed to Messrs. Vieser and Yontz. The principal functions of such committee are to review the compensation arrangements of the Corporation's executive officers and to submit recommendations to the Board of Directors with respect to such arrangements and to administer the Corporation's stock option plans.

               The total number of meetings of the Board of Directors held during the year ended December 31, 1995, was five. The Board of Directors voted by unanimous written consent six times during fiscal year 1995. During 1995, no director of the Corporation attended less than 75% of the total number of meetings of the Board of Directors and all committees on which such director served.


                               EXECUTIVE OFFICERS

               In addition to Messrs James N. Mills and Robert N. Mills, listed above, who also serve as directors of the Corporation, set forth below are each of the Corporation's executive officers and his name, age, all positions and offices held by him with the Corporation and Berg and his principal occupations and business experience for the past five years. All officers are elected by the Board of Directors, each to hold office until his successor is duly elected and qualified, or if earlier, until his resignation, removal from office or death.

               David M. Sindelar (Age 38) is Senior Vice President and Chief Financial Officer of the Corporation and Senior Vice President of Berg and has held such positions since November 1992. Mr. Sindelar is also Senior Vice President and Chief Financial Officer of Mills & Partners, Inc., International Wire Holding Company, Crain Industries, Inc. and Crain Holdings Corp. Mr. Sindelar was Senior Vice President and Chief Financial Officer of Jackson Holding Company from February 1993 through August 1995. From 1987 to February 1995, Mr. Sindelar held various other positions at Thermadyne Holdings Corporation, including Senior Vice President and Chief Financial Officer and Vice President -- Corporate Controller and Controller. Mr. Sindelar was employed by Arthur Andersen & Co. from 1979 to 1987.

               Larry S. Bacon (Age 50) is Senior Vice President, Human Resources of the Corporation and Berg and has held such positions since March 1993. Mr. Bacon is also Senior Vice President -- Human Resources of Mills & Partners, Inc., Crain Industries, Inc., Crain Holdings Corp. and International Wire Holding Company. Mr. Bacon was Senior Vice President -- Human Resources of Jackson Holding Company from February 1993 through August 1995. Previously, Mr. Bacon was Senior Vice President -- Human Resources of Thermadyne Holdings Corporation from September 1987 until February 1995. Prior to that, he held a variety of senior human resources management positions with Cooper Industries, McGraw-Edison Company and Hoechst Celanese.

               W. Thomas McGhee (Age 60) is Secretary and General Counsel of the Corporation and Berg and has held such positions since March 1993. Mr. McGhee is also a partner in the law firm of Herzog, Crebs and McGhee and has held that position since 1987. In addition, Mr. McGhee serves as Secretary and General Counsel of International Wire Holding Company, Crain Industries, Inc. and Crain Holdings Corp.
     Mr. McGhee was Secretary and General Counsel of Jackson Holding Company from February 1993 through August 1995. Mr. McGhee was Secretary and General Counsel of Thermadyne Holdings Corporation from September 1987 until February 1995.

               Timothy L. Conlon (Age 44) is Executive Vice President and Chief Operating Officer of Berg and has held such position since October 1993. Prior to joining Berg in October 1993, Mr. Conlon was employed as President of the Cutting and Welding Division of Thermadyne Industries, Inc. from April 1993. Mr. Conlon also held various executive positions within the Thermadyne organization at Stoody Deloro Stellite from 1992 through 1993. Prior to joining Thermadyne, Mr. Conlon spent nine years in the connector industry including serving as General Manager of the Information Technologies and Spectra Strip divisions of Amphenol Corporation from 1990 through 1992 and President of Cambridge Products from 1988 through 1989.

               Joseph S. Catanzaro (Age 43) is Chief Accounting Officer of the Corporation and Vice President-Finance of Berg, and has held such positions since June, 1996 and April 1993, respectively. Prior to joining Berg in April 1993, Mr. Catanzaro was employed by a petroleum trading company subsidiary of Mitsui & Co. (USA), Inc. as Controller from 1990 through 1993. From 1980 through 1989, Mr. Catanzaro held several positions at Apex Oil Co., including Corporate Controller. Prior thereto, Mr. Catanzaro was employed by Arthur Andersen & Co. from 1977 through 1980.


                       EXECUTIVE AND DIRECTOR COMPENSATION

     EXECUTIVE COMPENSATION

               The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer of the Corporation and Berg and the four other most highly compensated executive officers of the Corporation and Berg during 1995, 1994 and 1993. As of the date hereof, the Corporation has not granted any stock appreciation rights.

                           SUMMARY COMPENSATION TABLE



                                                                                      NUMBER OF
                                                                 ANNUAL               LONG-TERM
         NAME AND PRINCIPAL                                 COMPENSATION(1)          COMPENSATION        ALL OTHER
           POSITION(2)                         YEAR     -----------------------        OPTIONS         COMPENSATION
                                                         SALARY     BONUS(3)

         James N. Mills  . . . . . . . . . .   1995     $685,000     $800,000            ---              $12,000
           Chairman of the Board and           1994      685,000      650,000            ---               13,000
           Chief Executive Officer of the      1993      599,000      550,000            ---                6,000
           Corporation and Chairman of
           the Board of Berg

         Robert N. Mills . . . . . . . . . .   1995      365,000      325,000            ---               11,000
           President and Chief Operating       1994      330,000      250,000            ---               11,500
           Officer of the Corporation and      1993      203,000      272,500            ---                3,000
           President and Chief Executive
           Officer of Berg

         Timothy L. Conlon . . . . . . . . .   1995      290,000      225,000            ---               10,000
           Executive Vice President and        1994      278,000      181,000            ---                8,500
           Chief Operating Officer of          1993       80,000       45,000           30,413              7,000
           Berg
















         David M. Sindelar . . . . . . . . .   1995      193,000      200,000            ---               10,000
           Senior Vice President and Chief     1994      184,000      150,000            ---                8,500
           Financial Officer of the            1993      153,000      114,000            ---                6,000
           Corporation

         W. Thomas McGhee  . . . . . . . . .   1995      152,000      120,000            ---               10,000
           Secretary and General Counsel       1994      146,000       95,000            ---                1,000
           of the Corporation and Berg         1993      103,000       89,000            ---                 ---

        ------------------
        (1)      The Corporation and Berg provide to certain executive officers the use of automobiles, club memberships, insurance policies and certain other benefits.  The aggregate incremental costs of these benefits to the Corporation and Berg for each officer do not exceed the lesser of either $50,000 or
                 10.0% of the total of annual salary and bonus reported for each such officer.

        (2)      E. Norris Tolson, former Executive Vice President and Chief Operating Officer of Berg, was relieved of his duties in June 1993.  Pursuant to his employment agreement, Mr. Tolson received $350,000,
                 $350,000 and $294,000 in 1995, 1994 and 1993, respectively.

        (3)      Bonuses earned in 1995, 1994 and 1993 were paid in 1996, 1995 and 1994, respectively.


               No option grants were made during 1994 or 1995 to the executive officers named above nor did they exercise any options during 1994 or 1995. On February 1, 1996, options to purchase 24,330 shares of Common Stock at an exercise price of $19.32 per share were granted to Mr. Conlon.

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

               James N. Mills, Sindelar and McGhee Employment Agreements. James N. Mills, David M. Sindelar and W. Thomas McGhee entered into employment agreements with the Corporation and Berg on March 1, 1993. Such employment agreements were amended and restated on February 1, 1996. Pursuant to their respective employment agreements, Mr. Mills will serve as the Chairman of the Board of the Corporation, Mr. Sindelar will serve as Senior Vice President and Chief Financial Officer of the Corporation and Mr. McGhee will serve as Secretary and General Counsel of the Corporation through February 1, 2001. Messrs. Mills, Sindelar and McGhee are required to devote such business time and attention to the transaction of Berg's business as is reasonably necessary to discharge their duties under the employment agreements. Subject to the foregoing limitation on their activities, Messrs. Mills, Sindelar and McGhee are free to participate in other business endeavors.

               The compensation provided to Messrs. Mills, Sindelar and McGhee under their respective employment agreements includes annual base salaries of not less than $685,000, $194,800 and $153,000, respectively, subject to adjustment at the sole discretion of the Board of Directors of the Corporation, and such benefits as are customarily accorded the executives of the Corporation and Berg for as long as the employment agreements are in force. In addition, Mr. Mills is entitled to an annual bonus in an amount to be determined at the sole discretion of the Board of Directors of the Corporation. Messrs. Sindelar and McGhee are entitled to annual bonuses pursuant to their respective employment agreements, in an amount to be determined at the sole discretion of the Chairman of the Board of the Corporation, of up to 65% of their then current base salary.

               Messrs. Mills', Sindelar's and McGhee's employment agreements also provide that if Messrs. Mills', Sindelar's or McGhee's employment is terminated due to disability or death, Messrs. Mills, Sindelar and McGhee or their estates, heirs or beneficiaries, as the case may be, will receive, in addition to any other benefits provided under any benefit plan, their then current salary for a period of 18 months from their disability or death. In the event that Messrs. Mills', Sindelar's or McGhee's employment is terminated for a reason other than death, disability or cause, Messrs. Mills, Sindelar or McGhee will continue to receive their then current salary (which will not be less than $685,000, $194,800 and $153,000, respectively, per year) through February 1, 2001, or for one year, whichever is longer, and any other benefits to which they would otherwise be entitled under the employment agreements.

               Robert N. Mills Employment Agreement. Robert N. Mills entered into an employment agreement with the Corporation and Berg on March 1, 1993, which was amended and restated on February 1, 1996. Pursuant to such employment agreement Mr. Mills will serve as the President and Chief Executive Officer of Berg through February 1, 2001.

               The compensation provided to Mr. Mills under his employment agreement includes an annual base salary of not less than $367,500, subject to adjustment at the sole discretion of the Board of Directors of the Corporation, and such benefits as are customarily accorded the executives of the Corporation and Berg for as long as the employment agreement is in force. Effective June 1, 1996, Mr. Mills' base salary was increased to $482,000 per year. In addition, Mr. Mills is entitled under his employment agreement to an annual bonus, in an amount to be determined at the sole discretion of the Chairman of the Board of the Corporation, of up to 65% of his then current annual base salary.

               Mr. Mills' employment agreement also provides that if Mr. Mills' employment is terminated due to disability or death, Mr. Mills or his estate, heirs or beneficiaries, as the case may be, will receive, in addition to any other benefits provided him or them under any benefit plan, Mr. Mills' then current salary for a period of 18 months from Mr. Mills' disability or death. In the event that Mr. Mills' employment is terminated for a reason other than death, disability or cause, Mr. Mills will continue to receive his then current salary (which will not be less than $367,500 per year) through February 1, 2001, or for one year, whichever is longer, and any other benefits to which he would otherwise be entitled under his employment agreement.

               Timothy L. Conlon Employment Agreement. Timothy L. Conlon entered into an employment agreement with Berg on October 1, 1993, which was amended and restated on February 1, 1996.

     Pursuant to such employment agreement, Mr. Conlon will serve as the Executive Vice President and Chief Operating Officer of Berg through February 1, 2001.

               The compensation provided to Mr. Conlon under his employment agreement includes an annual base salary of not less than $300,000, subject to adjustment at the sole discretion of the Chief Executive Officer of Berg, and such benefits as are customarily accorded the executives of Berg for as long as the employment agreement is in force. In addition, Mr. Conlon is entitled to an annual bonus, in an amount to be determined at the sole discretion of the Chief Executive Officer of Berg, of up to 65% of his annual base salary.

               Mr. Conlon's employment agreement also provides that if his employment is terminated due to disability or death, his estate, heirs or beneficiaries, as the case may be, will receive, in addition to any other benefits provided him under any benefit plan, Mr. Conlon's then current salary for a period of 18 months from Mr. Conlon's disability or death. In the event that his employment is terminated for a reason other than death, disability or cause, Mr. Conlon will continue to receive his then current salary (which will not be less than $300,000 per year) through February 1, 2001, or for one year, whichever is longer, and any other benefits to which he would otherwise be entitled under the employment agreement.

     BERG ELECTRONICS HOLDING CORP. 1993 STOCK OPTION PLAN

               In August 1993, the Board of Directors of the Corporation adopted the Berg Electronics Holdings Corp. 1993 Stock Option Plan (the "1993 Option Plan"), which was subsequently approved in August 1993 by the holders of a majority of the Corporation's then outstanding shares of Common Stock and Class A Common Stock, voting together as a single class. The 1993 Option Plan provides for the grant of options for up to 511,669 shares of the Corporation's Common Stock to the management and employees of the Corporation and its subsidiaries. The following is a summary of the terms of the 1993 Option Plan.

               Summary. The 1993 Option Plan is intended to provide incentives to the key employees of the Corporation and its subsidiaries and to align their interests with those of the stockholders of the Corporation through the awarding of stock options. The 1993 Option Plan, prior to the formation of the Compensation Committee, was administered by the Board of Directors of the Corporation. The 1993 Option Plan has been administered by the Compensation Committee since its formation in August 1995. The current composition of the Compensation Committee is intended to satisfy the requirements for (i) disinterested administration under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee has the authority, subject to the terms of the 1993

     Option Plan, to determine when and to whom to make grants under the plan, the number of shares to be covered by the grants, the types and terms of the grants and the exercise price of stock options.
     Moreover, the Compensation Committee has the authority, subject to the provisions of the 1993 Option Plan, to establish such rules and regulations as it deems necessary for the proper administration of the 1993 Option Plan and to make such determinations and interpretations and to take such action in connection with the 1993 Option Plan as it deems necessary or advisable. The Compensation Committee's good faith determinations and interpretations under the 1993 Option Plan shall be binding and conclusive on all participants and all other interested parties.

               The Corporation's Board of Directors may amend, modify, suspend or terminate the 1993 Option Plan at any time except that, unless approved by stockholders of Berg, no such amendment may (i) increase the maximum number of shares which may be issued or sold under the 1993 Option Plan, or (ii) decrease the exercise price for any "incentive stock option" (as hereinafter defined). In addition, no amendment to the 1993 Option Plan may be made without approval of the stockholders if the amendment would disqualify any "incentive stock options" granted under the 1993 Option Plan. No amendment or termination of the 1993 Option Plan shall alter or impair any option previously granted thereunder without the consent of the holder of such option. Benefits granted under the 1993 Option Plan are subject to adjustment in the event of certain changes affecting the Common Stock.

               The 1993 Option Plan provides that in the event of a Change of Control (as defined in the 1993 Option Plan) or merger between the Corporation and another company in which the Corporation is not the surviving entity, all unexercised options shall be cancelled and replacement options of the surviving entity or a related entity shall be issued to the holders thereof. The 1993 Option Plan further provides that options granted thereunder may provide for the acceleration of the vesting of any unexercised options upon a Change of Control so long as such acceleration does not result in the exercise for the first time by an optionee of incentive stock options (under all the Corporation's plans) for stock of the Corporation having a fair market value of $100,000 or more during any calendar year.

               The Compensation Committee may grant "incentive stock options" within the meaning of Section 422 of the Code and "nonqualified options" under the 1993 Option Plan. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying shares of the Common Stock on the date of grant.
     The exercise period for stock options will be determined by the Compensation Committee; provided the exercise period for incentive stock options may not exceed 10 years from the date of grant or, if issued to persons owning more than 10% of the combined voting power of all classes of the Corporation's capital stock, five years from the date of grant.

               Stock options may be transferred by a participant only by will or by the laws of descent and distribution, and during a participant's lifetime may be exercised only by the participant. If a participant dies, options may be exercised by the person or persons to whom the participant's rights pass within six months (or such other period designated by the Compensation Committee) after the participant's death. In no case may options be exercised later than the expiration date of the stock options specified in the grant.

               Following a participant's termination of employment other than a termination of employment due to death or disability, stock options will generally only be exercisable for the 30-day period following the date of termination of employment; however, in the event a participant's employment is terminated for good cause or voluntarily without the Corporation's approval, all stock options held by such participant will immediately be cancelled as of the date of termination. The Compensation Committee may, in its sole discretion, extend the post-employment exercise period beyond the 30-day period, so long as the post-employment exercise period ends prior to the original option expiration date.

               The option exercise price may be paid in cash or by the delivery of assets having (in the determination of the Compensation Committee) equivalent value to the exercise price or, in the discretion of the Compensation Committee, by the delivery of shares of Common Stock of the Corporation then owned by the participant or by the Corporation withholding from the proceeds of such exercise shares having a fair market value equal to the exercise price or by a combination of these methods.

               The following table sets forth information with respect to option grants made under the 1993 Option Plan.

                                NEW PLAN BENEFITS



                                                                             Number
                               Name and Position                           of Units
                               -----------------                          -----------

       James N. Mills, Chairman of the Board and Chief Executive
       Officer of the Corporation and Chairman of the Board of Berg  .

       Robert N. Mills, President of the Corporation and President and
       Chief Executive Officer of Berg . . . . . . . . . . . . . . . .
       Timothy L. Conlon, Executive Vice President and Chief Operating       54,743
       Officer of Berg . . . . . . . . . . . . . . . . . . . . . . . .

       David M. Sindelar, Senior Vice President and Chief Financial
       Officer of the Corporation  . . . . . . . . . . . . . . . . . .

       W. Thomas McGhee, Secretary and General Counsel of the
       Corporation . . . . . . . . . . . . . . . . . . . . . . . . . .

       Executive Group . . . . . . . . . . . . . . . . . . . . . . . .       72,991

       Non-Executive Director Group  . . . . . . . . . . . . . . . . .

       Non-Executive Officer Employee Group  . . . . . . . . . . . . .      291,960


               Federal Income Tax Consequences. The following is a brief summary of the principal United States federal income tax consequences under current federal income tax laws related to awards under the 1993 Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

               An optionee who is granted an "incentive stock option" does not realize any taxable income at the time of the grant.
     Additionally, no income will be recognized by an optionee upon receipt by such optionee of shares of Common Stock pursuant to the exercise of an incentive stock option. In order to be eligible for this tax benefit, the optionee must make no disposition of the shares of Common Stock so received before such optionee has held such shares for at least one year and at least two years shall have passed since the optionee was granted the option. Assuming compliance with this and other applicable tax provisions, an optionee will realize long-term capital gain or loss when such optionee disposes of such shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If an optionee disposes of shares acquired through the exercise of an incentive stock option before the expiration of the above-noted periods (a "Disqualifying Disposition"), any gain realized from such Disqualifying Disposition will be taxable as ordinary income in the year of disposition to the extent of the excess of the value of such shares on the date of exercise over the exercise price. An optionee may be subject to the alternative minimum tax by virtue of the exercise of an incentive stock option. For purposes of the alternative minimum tax, the optionee shall recognize income upon the transfer of shares to him pursuant to the exercise of the incentive stock option in an amount equal to the difference between the fair market value of the shares and the exercise price.

               A participant who is granted a nonqualified stock option does not have taxable income at the time of grant, but generally does have taxable income at the time of exercise of the option, except with respect to shares which are subject to a substantial risk of forfeiture and which are not transferable on the date of the exercise of the option, if any. The amount of income generally will be equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Tax withholding is required on such income. When an optionee disposes of shares of Common Stock acquired upon the exercise of a nonqualified option, any amount received in excess of the fair market value of such shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of such shares, and if the amount received is less than the fair market value of such shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of such shares.

               Limitation on Income Tax Deduction. The Corporation is not entitled to a deduction for federal income tax purposes at the time of the grant or exercise of an incentive stock option. In the event of a Disqualifying Disposition of an incentive stock option by an optionee, the Corporation generally will be entitled to a deduction for the amount taxable to the optionee as ordinary income. The Corporation is also generally entitled to a deduction for federal income tax purposes in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of a non-qualified stock option granted under the 1993 Option Plan, subject to compliance with the requirements of Section 162 of the Code. With respect to certain employees (the chief executive officer and the four most highly-compensated officers (other than the chief executive officer)), the deduction for compensation during the taxable year generally is limited to $1,000,000 for each such person. The Company believes that a transitional rule exempts options granted under the 1993 Option Plan before the first meeting of stockholders at which directors are elected in the year 2000 from such $1,000,000 deduction limitation.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               In August 1995, the Board of Directors of the Corporation established the Compensation Committee. Prior to the creation of such committee, compensation decisions were made by the Board of Directors of the Corporation. James N. Mills served as a director, a member of the Compensation Committee and an executive officer of the Corporation during 1995.

     COMPENSATION OF DIRECTORS

               Current directors who are officers, employees or affiliates of the Corporation or Berg receive no compensation for their services as directors. Each director of the Corporation (currently only Messrs. Vieser and Yontz) who is not also an officer, employee or an affiliate of the Corporation or Berg (an "Outside Director") receives an annual retainer of $12,000 and a fee of $1,000 for each meeting of the Board of Directors at which the director is present. Each Outside Director who is a member of a committee of the Board of Directors also receives a fee of $500 for each meeting of such committee at which that director is present. Directors of the Corporation are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

     DIRECTORS' SHARES

               The Corporation sold to each of Messrs. Vieser and Yontz 24,330 shares of Common Stock for a purchase price of $100,000 and granted to each of Messrs. Vieser and Yontz an option exercisable in whole or in part at any time prior to April 28, 2000, to purchase 24,330 shares of Common Stock at an exercise price of $4.11 per share.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

               The Compensation Committee of the Board of Directors is responsible for reviewing compensation arrangements for the executive officers of the Corporation and administering the Corporation's stock option plans. All decisions by the Compensation Committee are reviewed by the entire Board of Directors, other than decisions relating to the Corporation's Stock Option Plan, which, as of March 1, 1996, are made solely by the Compensation Committee in order that grants thereunder satisfy the requirements of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended.

               Compensation paid to executive officers of the Corporation generally consists of two components: (i) an annual base salary, and
     (ii) an annual bonus, the amount of which is dependent upon the Corporation's operating performance. Executive officers and key employees of the Corporation are eligible to receive stock option awards under the Corporation's Stock Option Plan; however, during 1995, no stock options were granted to executive officers, and executive compensation consisted solely of salary and bonus.

               In making compensation decisions with regard to the executive officers of the Corporation (other than Messrs J. Mills, R. Mills, Sindelar, McGhee, and Bacon), the Committee meets with the Chairman of the Board and Chief Executive Officer of the Corporation to review such compensation matters. The

     Chairman of the Board and Chief Executive Officer presents the Compensation Committee with his proposals as to the appropriate compensation level for such executive officers. Based on a review of the Chairman of the Board and Chief Executive Officer's proposals, the Compensation Committee recommends senior executive compensation packages to the Board of Directors for approval. When appropriate, employment agreements, if applicable, are amended to reflect the compensation arrangements approved by the Board of Directors. The compensation of Messrs. J. Mills, R. Mills, Sindelar, McGhee and Bacon for 1995 was determined in accordance with their respective employment agreements, with annual bonuses determined by the Board of Directors of the Corporation.

               The base salary of the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation (Messrs. R. Mills, Sindelar, McGhee, and Conlon) for 1995 was paid in accordance with their respective employment agreements as described under "Executive and Director Compensation -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements." In accordance with his employment agreement with the Corporation, the annual bonus paid to the Chief Executive Officer for 1995 was set at the discretion of the Board of the Directors of the Corporation. Mr. Mills' annual bonus for 1995, representing 117% of his annual base salary, was based on the Corporation's exceptional performance in 1995. The employment agreements for each of the Corporation's four other most highly compensated executive officers provide for an annual bonus of up to 65% of each such executive officer's then current annual salary. For 1995, at the recommendation of the Corporation's Chairman of the Board and Chief Executive Officer, such executive officers received annual bonuses ranging from 78% to 104% of their respective annual salaries based on the outstanding performance of the Corporation.

               In February 1996, the Compensation Committee and the Stock Option Committee of the Board of Directors, each of which were established in August 1995, were consolidated into the Compensation Committee. In June 1996, the composition of the Compensation Committee changed from Messrs. Mills, Hicks and Vieser to Messrs. Vieser and Yontz. During fiscal year 1996, the Compensation Committee has retained the services of Towers Perrin to provide, among other things, assistance to the committee in setting future compensation for the Corporation's executive officers.

                    Respectfully submitted,

                    Richard W. Vieser, Chairman
                    Kenneth F. Yontz

                           RELATED PARTY TRANSACTIONS

               In December 1989, Hicks, Muse formed the Hicks, Muse Equity Fund, L.P. ("HM Equity Fund"), a limited partnership that provides equity financing for acquisition transactions sponsored by Hicks, Muse. Hicks, Muse has an indirect interest in the HM Equity Fund and serves as its ultimate general partner. HM Equity Fund provided the funds necessary for HM/Berg Partners, L.P. and HM/Connectors, L.P. to acquire the Common Stock of the Corporation in connection with the Corporation's formation.

               In connection with the acquisition by the Corporation of the connector systems business of DuPont in February 1993 (the "DuPont Acquisition"), certain investors, including certain affiliates of Hicks, Muse, purchased 200,000 shares of the Corporation's Series C Preferred Stock, par value $0.01 per share, for $20,000,000. All such shares of the Corporation's Series C Preferred Stock were redeemed as part of a subsequent refinancing.

               On the closing date of the DuPont Acquisition, the Corporation entered into an agreement with Hicks, Muse (the "Hicks, Muse Monitoring and Oversight Agreement") pursuant to which Hicks, Muse received a cash fee of $5,850,000 as compensation for the services of Hicks, Muse as financial advisor for the DuPont Acquisition. Such agreement also provided for a payment from the Corporation to Hicks, Muse of approximately $400,000 per year for oversight and monitoring services to the Corporation and its subsidiaries, such payment to be adjusted annually for changes in the consumer price index. In March 1996, the Corporation (pursuant to the approval of the Board of Directors in February 1996) amended and restated the Hicks, Muse Monitoring and Oversight Agreement to increase the annual fee payable thereunder to the greater of $700,000 or one-tenth of 1% of net sales during such year. In addition, Hicks, Muse is entitled to an acquisition advisory fee equal to 1.5% of the purchase price of any acquisition effected by the Corporation or Berg. Messrs. Hicks and Tate, directors of the Corporation, are each principals of Hicks, Muse. The Corporation has agreed to indemnify Hicks, Muse, its affiliates and stockholders, and their respective directors, officers, agents, employees and affiliates from and against any claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by Hicks, Muse in connection with the Hicks, Muse Monitoring and Oversight Agreement.

               The Hicks, Muse Monitoring and Oversight Agreement makes available to the Corporation the resources of Hicks, Muse concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks, Muse could not otherwise be obtained by the Corporation without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under this agreement reasonably reflect the benefits received by the Corporation and are no less favorable to the Corporation than could be obtained by the Corporation with a non-affiliated third party.

               In connection with the Corporation's acquisitions in 1995, the Corporation paid one-time fees to Hicks, Muse aggregating $172,000, in consideration for certain financial advisory services rendered by Hicks, Muse.


                         INDEPENDENT PUBLIC ACCOUNTANTS

               Arthur Andersen LLP, certified public accountants, served as independent auditors of the Corporation and Berg for the fiscal year ended 1995. The Board of Directors of the Corporation anticipates appointing Arthur Andersen LLP to serve as independent auditors of the Corporation for fiscal year 1996. A representative of Arthur Andersen LLP will be present at the meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

               Stockholder proposals to be included in the Corporation's proxy statement relating to the 1997 Annual Meeting of Stockholders of the Corporation must be received no later than March 5, 1997 at the Corporation's principal executive offices, 101 South Hanley Road, St. Louis, Missouri 63105, Attention: Secretary and General Counsel. Stockholders of the Corporation who intend to nominate candidates for election as a director or to bring other business before the meeting must also comply with the applicable procedures set forth in the Corporation's Bylaws. See "Stockholder Nomination of Director Candidates" below. The Corporation will furnish copies of such Bylaw provisions upon written request to the Secretary of the Corporation at the aforementioned address. It is suggested that proponents submit their proposals by certified mail, return receipt requested.


                                  OTHER MATTERS

               The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.


                               VOTING REQUIREMENTS

          With regard to the Proposal for the Election of Directors, votes may be cast for or votes may be withheld from each nominee. No stockholder may vote for more than two nominees. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (as explained below) will have no effect on the outcome of the election of directors. In general, a broker who holds securities in street name has limited authority to vote on matters submitted at a stockholders' meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the "NASD") to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters. For purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is generally excluded entirely from determining whether a particular matter has been approved. Typically, however, brokers are permitted by the NASD to vote for the election of directors without instructions from the beneficial owner.

               If no directions are specified in any duly signed and dated proxy card received by the Corporation, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorneys-in-fact named in the proxy FOR the election of the Class I director nominees recommended by the Board of Directors and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

                STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

               The Bylaws of the Corporation provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

               As described more fully in the Corporation's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Corporation setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder as it appears on the Corporation's books and (b) the class and number of shares of the Corporation that are owned of record by such stockholder. To be timely, notice of persons to be nominated by a stockholder as a director at a meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation not more than 90 nor less than 60 days before the first anniversary of the preceding year's annual meeting.

               The enclosed form of proxy has been prepared at the direction of the Corporation, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies named herein have been designated by your Board of Directors.

               The Board of Directors of the Corporation urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend.

                                   BERG ELECTRONICS CORP.
                                   By Order of the Board of Directors


                                   W. Thomas McGhee
                                   Secretary

     St. Louis, Missouri
     July 3, 1996

                              10-K REPORT AVAILABLE

               A copy of the Corporation's annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon receipt by the Corporation of a request addressed to:

                                 Gary D. Strong
                          Director, Investor Relations
                             Berg Electronics Corp.
                              101 South Hanley Road
                            St. Louis, Missouri 63105

                             BERG ELECTRONICS CORP.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             BERG ELECTRONICS CORP.
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 5, 1996

               The undersigned having received the notice and accompanying Proxy Statement for said meeting, hereby appoints James N. Mills or David M. Sindelar, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of Berg Electronics Corp. to be held on August 5, 1996, or at any adjournment thereof, all shares of Berg Electronics Corp. which the undersigned may be entitled to vote. The above proxy is hereby instructed to vote as shown on the reverse of this card.


                         CONTINUED AND TO BE COMPLETED,
                      SIGNED AND DATED ON THE REVERSE SIDE

     [X]  votes as in this example.

          The Board of Directors recommends that you vote FOR the nominees. This proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE NOMINEES.

          1.   ELECTION OF CLASS I DIRECTORS
                    Richard W. Vieser
                    Kenneth F. Yontz

     FOR ALL
     NOMINEES                      WITHHOLD
     (except as          [  ]      AUTHORITY      [  ]
     indicated in                  FOR ALL
     space below)                  NOMINEES



     -------------------------------------
     (To Withhold Authority to vote for any
     individual nominee, print the nominee's
     name above.)

     PLEASE SIGN, DATE AND PROMPTLY          MARK HERE
     RETURN THIS PROXY USING THE             IF YOU PLAN         [  ]
     ENCLOSED ENVELOPE EVEN IF               TO ATTEND
     YOU PLAN TO ATTEND THE MEETING          THE MEETING



                         PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


                         Signature:                     Date
                                    -------------------      --------------
                         Signature:                     Date
                                    -------------------      --------------
































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